Exhibit 99.1

PRESS RELEASE

FOR IMMEDIATE RELEASE	Contact:
April 25, 2006	Todd A. Gipple
Executive Vice President
Chief Financial Officer
(309)743-7745

QCR Holdings, Inc.
Announces Earnings Results For the First Quarter of 2006

          QCR Holdings, Inc. (Nasdaq /QCRH) today announced that earnings for the first quarter ended March 31, 2006 were $833 thousand, or basic and diluted earnings per share of $0.18.  For the same quarter one year ago, the Company reported earnings of $1.3 million, or basic and diluted earnings per share of $0.29.  Earnings for the fourth quarter of 2005 were $1.3 million, or basic earnings per share of $0.28 and diluted earnings per share of $0.27.

          For the first quarter of 2006, the Company’s total assets increased by 2%, or $23.5 million, to $1.07 billion from $1.04 billion at December 31, 2005.  During this same quarter, net loans/leases increased by 4%, or $29.0 million, to $776.4 million from $747.4 million at December 31, 2005.  Non-performing assets decreased to $3.0 million at March 31, 2006 from $3.7 million at December 31, 2005.  Total deposits increased by 7% to $747.4 million at March 31, 2006 when compared to $698.5 million at December 31, 2005.  Stockholders’ equity rose to $55.5 million at March 31, 2006 as compared to $54.5 million at December 31, 2005.

          The Company’s net income for the quarter ended March 31, 2006 was $833 thousand, which was down 34%, or $435 thousand from the previous quarter.  Quarter-to-quarter total revenue increased by $1.2 million, or 7%, while total expense increased by $2.0 million, or 13%.   In a comparison of the first quarter of 2006 to the fourth quarter of 2005, a 12% increase in noninterest income, or $325 thousand, was offset by the combination of a decline in net interest income of 3%, or $185 thousand, an increase in the provision for loan/lease losses of $203 thousand, or 60%, and an increase in noninterest expenses of 9%, or $689 thousand.  Salaries and employee benefits expense was the primary contributor to the increase in noninterest expenses.

          “The economy’s flat yield curve, in combination with strong competitive factors, continues to stress our net interest margin,” stated Mr. Douglas M. Hultquist, President and CEO.  “In the first quarter of 2006, the Company’s net interest spread narrowed for the third consecutive quarter, and as a result, net interest income declined $185 thousand, or 3%, from the fourth quarter of 2005.  Although we experienced increases in both the average volumes and rates of interest-bearing assets, these increases were more than offset by increases in the volumes and rates on deposits at the subsidiary banks.  All three of our subsidiary banks are experiencing the stress of aggressive loan and deposit pricing within their respective markets.”

          “During the first quarter of 2006, earning assets at Quad City Bank & Trust, our largest subsidiary, grew over 4% and the yield improved by 18 basis points when compared to the previous quarter,” stated Michael Bauer, Chairman of the Company and President and Chief Executive Officer at Quad City Bank & Trust.  “However, that was not enough to overcome a 39 basis point quarter-to-quarter increase in our cost of funds.  As a result, Quad City Bank & Trust’s first quarter net interest income declined $251 thousand from the fourth quarter of 2005.”

          Mr. Hultquist elaborated, “It is unfortunate that this intense pressure on net interest margin comes in conjunction with the Company’s funding of expansion in Cedar Rapids, Rockford and Milwaukee, Wisconsin.  In March, we hired a team of bankers in the Milwaukee market who are currently operating as a division of Rockford Bank & Trust.  Although we are continuing to invest in expansion in Cedar Rapids and Rockford, we determined that a move into the Milwaukee market at this time was strategic for a number of reasons:

•	Milwaukee is a strong market for owner-managed businesses, which is typically one of our target segments.
•	A very talented core group of five officers expressed a desire to be part of the QCR Holdings culture.
•	Our Company possesses a current familiarity with the Milwaukee market.
•	A synergy exists with our subsidiary M2 Lease Funds, LLC, which is headquartered in Milwaukee.
•	Milwaukee provides a strong geographical fit and proximity to Rockford.
•	The continued consolidation in the banking industry has created significant disruption in the Milwaukee market.
•	The Milwaukee team includes treasury management professionals who specialize in serving large deposit clients.
•	We believe that our presence in a market such as Milwaukee will ultimately impact favorably on our stock price and therefore, will benefit our long-term shareholders.

          Mr. Hultquist concluded, “We believe that the negative impact on net income, that we are currently experiencing as a result of expansion costs, is contributing to long-term investments which should provide the Company and its shareholders with significant benefits in the future.”

          Quad City Bank & Trust, the Company’s first subsidiary bank, had total consolidated assets of $720.1 million at March 31, 2006, which was a decrease of  $3.4 million from December 31, 2005.  At the close of the first quarter of 2006, Quad City Bank & Trust had net loans/leases of $534.5 million and deposits of $510.7 million, which were increases from December 31, 2005 of 3% and 7%, respectively.  The bank realized after-tax net income of $1.4 million for the first quarter of 2006, which was a decrease of $281 thousand from $1.7 million for the fourth quarter of 2005.  The recognition of an impairment loss of $143 thousand pretax on a mortgage-backed mutual fund investment contributed significantly to the quarter-to-quarter decrease in net income.

          Cedar Rapids Bank & Trust, which opened in September of 2001, reached total assets of $292.6 million at March 31, 2006, for an increase of $2.7 million from December 31, 2005.  At the end of the first quarter of 2006, Cedar Rapids Bank & Trust had net loans of $206.6 million and deposits of $206.4 million, which were increases from December 31, 2005 of 2% and 4%, respectively.  When compared to the fourth quarter of 2005, first quarter 2006 net interest income and noninterest income in aggregate increased $54 thousand, and noninterest expense decreased $9 thousand.  After-tax net income for Cedar Rapids Bank & Trust for the first three months of 2006 was $388 thousand, which was an increase of $49 thousand from $339 thousand for the fourth quarter of 2005.

          The Company’s newest banking subsidiary, Rockford Bank & Trust, experienced a net operating loss of $320 thousand for the first quarter of 2006 compared to a loss of $271 thousand for the fourth quarter of 2005.  These results are consistent with the Company’s expectations for this de novo charter.  Rockford Bank & Trust, which opened January 3, 2005, reached total assets of $51.8 million, net loans of $35.2 million, and deposits of $32.0 million at March 31, 2006, which were improvements from December 31, 2005 of 25%, 38% and 25%, respectively.  In December 2005, Rockford Bank & Trust opened a second location in a temporary facility on Guilford Road at Alpine Road in Rockford, and construction of the permanent facility is underway with completion expected in October 2006.

          In August 2005, the Company acquired M2 Lease Funds, LLC.  Since that time, the growth and earnings at this subsidiary have been consistent with the Company’s expectations.  At March 31, 2006, M2 Lease Funds had total assets of $40.0 million and pretax net income of $323 thousand for the first quarter of 2006.

          “Nonperforming assets at March 31, 2006 were $3.0 million, which was an improvement of $694 thousand from $3.7 million at the end of 2005,” stated Mr. Bauer.  He explained, “Targeting the improvement of credit quality as a priority during 2005 has brought significant reductions in our non-performing assets since one year ago, when nonperforming assets were $9.2 million.  At the close of the first quarter of 2006, nonaccrual loans held steady at $2.6 million, as at December 31, 2005, and accruing loans past due 90 days or more decreased $500 thousand from the end of the year.  During the first quarter of 2006, one property, which had been held in other real estate owned (OREO) at $213 thousand, was sold, and the sale of another significant OREO property is scheduled to settle in the second quarter of 2006.”  He continued,  “The maintenance of our credit quality will remain a strong focus.  Management is continually monitoring the Company’s loan/lease portfolio and the level of allowance for loan/lease losses.  The Company’s allowance for loan/lease losses to total loans/leases was 1.19% at March 31, 2006.  The Company’s diligent efforts during 2005 reduced its exposure to loss on several nonperforming loans at Quad City Bank & Trust, and in turn, reduced the level of provision for loan/lease losses required in the fourth quarter.  Provisions made during the first quarter of 2006 returned to historical levels.”

          QCR Holdings, Inc., headquartered in Moline, Illinois, is a multi-bank holding company, which serves the Quad City, Cedar Rapids, and Rockford communities via its wholly owned subsidiary banks.  Quad City Bank and Trust Company, which is based in Bettendorf, Iowa and commenced operations in 1994, Cedar Rapids Bank and Trust Company, which is based in Cedar Rapids, Iowa and commenced operations in 2001, and Rockford Bank and Trust Company, which is based in Rockford, Illinois and commenced operations in 2005, provide full-service commercial and consumer banking and trust and asset management services.  The Company also engages in credit card processing through its wholly owned subsidiary, Quad City Bancard, Inc., based in Moline, Illinois and commercial leasing through its 80% owned subsidiary, M2 Lease Funds, LLC, based in Milwaukee, Wisconsin.

          Special Note Concerning Forward-Looking Statements.  This document contains, and future oral and written statements of the Company and its management may contain, forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to the financial condition, results of operations, plans, objectives, future performance and business of the Company.  Forward-looking statements, which may be based upon beliefs, expectations and assumptions of the Company’s management and on information currently available to management, are generally identifiable by the use of words such as “believe,” “expect,” “anticipate,” “predict,” “suggest,” “appear,” “plan,” “intend,” “estimate,” “annualize,” “may,” “will,” “would,” “could,” “should” or other similar expressions.  Additionally, all statements in this document, including forward-looking statements, speak only as of the date they are made, and the Company undertakes no obligation to update any statement in light of new information or future events.

          A number of factors, many of which are beyond the ability of the Company to control or predict, could cause actual results to differ materially from those in its forward-looking statements.  These factors include, among others, the following: (i) the strength of the local and national economy; (ii) the economic impact of any future terrorist threats and attacks, and the response of the United Sates to any such threats and attacks; (iii) changes in state and federal laws, regulations and governmental policies concerning the Company’s general business; (iv) changes in interest rates and prepayment rates of the Company’s assets; (v) increased competition in the financial services sector and the inability to attract new customers; (vi) changes in technology and the ability to develop and maintain secure and reliable electronic systems; (vii) the loss of key executives or employees; (viii) changes in consumer spending; (ix) unexpected results of our strategy to establish denovo banks in new markets; (x) unexpected outcomes of existing or new litigation involving the Company; and (xi) changes in accounting policies and practices.  These risks and uncertainties should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements.  Additional information concerning the Company and its business, including additional factors that could materially affect the Company’s financial results, is included in the Company’s filings with the Securities and Exchange Commission.

QCR HOLDINGS, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS
(Unaudited)

	As of

(dollars in thousands, except share data)	March 31, 2006	December 31, 2005	March 31, 2005

SELECTED BALANCE SHEET DATA
Total assets	$1,066,154	$1,042,614	$891,862
Securities	$184,241	$182,365	$155,741
Total loans/leases	$785,750	$756,254	$652,637
Allowance for estimated loan/lease losses	$9,362	$8,884	$8,841
Total deposits	$747,388	$698,504	$588,248
Total stockholders’ equity	$55,459	$54,467	$51,569
Common shares outstanding	4,537,711	4,531,224	4,509,883
Book value per common share	$12.22	$12.02	$11.43
Closing stock price	$19.22	$19.70	$21.20
Market capitalization	$87,215	$89,265	$95,610
Market price/book value	157.26%	163.89%	185.40%
Full time equivalent employees	315	305	257
Tier 1 leverage capital ratio	6.68%	6.87%	7.83%

QCR HOLDINGS, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS
(Unaudited)

	As of

(dollars in thousands)	March 31, 2006	December 31, 2005	March 31, 2005

ANALYSIS OF LOAN DATA
Nonaccrual loans/leases	$2,598	$2,579	$7,118
Accruing loans/leases past due 90 days or more	104	604	551
Other real estate owned	332	545	1,574

Total nonperforming assets	$3,034	$3,728	$9,243

Net charge-offs (calendar year-to-date)	$66	$1,689	$723
Loan/lease mix:
Commercial loans	$619,477	$593,741	$531,263
Direct financing leases	37,132	35,700	—
Real estate loans	62,810	59,536	63,287
Installment and other consumer loans	66,331	67,277	58,087

Total loans/leases	$785,750	$756,254	$652,637
ANALYSIS OF DEPOSIT DATA
Deposit mix:
Noninterest-bearing	$110,864	$114,176	$102,773
Interest-bearing	636,524	584,328	485,475

Total deposits	$747,388	$698,504	$588,248

QCR HOLDINGS, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS
(Unaudited)
For the Quarter Ended

(dollars in thousands, except per share data)	March 31, 2006	December 31, 2005	March 31, 2005

SELECTED INCOME STATEMENT DATA
Interest income	$14,869	$13,967	$10,680
Interest expense	7,752	6,665	4,192

Net interest income	7,117	7,302	6,488
Provision for loan/lease losses	544	341	301

Net interest income after provision for loan/lease losses	6,573	6,961	6,187
Noninterest income	2,938	2,613	2,719
Noninterest expense	8,336	7,647	6,955

Income before taxes	1,175	1,927	1,951
Minority interest in income of consolidated subsidiary	53	57	—
Income tax expense	289	602	627

Net income	$833	$1,268	$1,324

Earnings per common share (basic)	$0.18	$0.28	$0.29
Earnings per common share (diluted)	$0.18	$0.27	$0.29
Earnings per common share (basic) LTM *	$0.95	$1.06	$1.32
AVERAGE BALANCES
Assets	$1,056,610	$1,012,555	$878,589
Deposits	$738,765	$691,147	$593,243
Loans/leases	$764,038	$730,093	$647,923
Stockholders’ equity	$54,926	$53,924	$51,161
KEY RATIOS
Return on average assets (annualized)	0.32%	0.50%	0.60%
Return on average common equity (annualized)	6.07%	9.41%	10.35%
Price earnings ratio LTM *	20.23	x	18.58	x	16.06	x
Net interest margin (TEY)	2.98%	3.21%	3.26%
Nonperforming assets / total assets	0.28%	0.36%	1.04%
Net charge-offs / average loans/leases	0.01%	0.06%	0.11%
Allowance / total loans/leases	1.19%	1.17%	1.35%
Efficiency ratio	82.90%	77.13%	75.54%

*	LTM: Last twelve months

QCR HOLDINGS, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS
(Unaudited)
	For the Quarter Ended

(dollars in thousands, except share data)	March 31, 2006	December 31, 2005	March 31, 2005

ANALYSIS OF NONINTEREST INCOME
Merchant credit card fees, net of processing costs	$496	$463	$419
Trust department fees	781	687	735
Deposit service fees	465	418	381
Gain on sales of loans, net	205	374	260
Securities losses, net	(143)	—	—
Earnings on cash surrender value of life insurance	250	163	179
Investment advisory and management fees	301	176	140
Other	583	332	605

Total noninterest income	$2,938	$2,613	$2,719
ANALYSIS OF NONINTEREST EXPENSE
Salaries and employee benefits	$5,048	$4,395	$3,896
Professional and data processing fees	791	809	613
Advertising and marketing	243	323	260
Occupancy and equipment expense	1,250	1,155	976
Stationery and supplies	169	171	148
Postage and telephone	225	225	196
Bank service charges	136	130	119
Insurance	133	142	153
Other	341	297	594

Total noninterest expenses	$8,336	$7,647	$6,955
WEIGHTED AVERAGE SHARES
Common shares outstanding (a)	4,535,591	4,530,335	4,503,312
Incremental shares from assumed conversion:
Options and Employee Stock Purchase Plan	80,870	87,156	107,987

Adjusted weighted average shares (b)	4,616,461	4,617,491	4,611,299

(a)	Denominator for Basic Earnings Per Share
(b)	Denominator for Diluted Earnings Per Share